Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Janet L. Ziomek

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Reports Third Quarter 2003 Results and Repays $50 Million in Debt

ORLANDO, Fla. – October 23, 2003– Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today reported that net revenues for the third quarter ended September 30, 2003, were $142.4 million, versus net revenues of $153.1 million for the same period last year. The Company reported net earnings of $2.8 million for the third quarter as compared to net earnings of $4.4 million in the third quarter of 2002. Diluted earnings per share was $.11 for the quarter ended September 30, 2003.

For the nine months ended September 30, 2003, net revenues were $440.6 million, compared to pro forma net revenues of $462.9 million for the nine months ended September 30, 2002. Net revenues for the nine months ended September 30, 2002, are presented on a pro forma basis because our predecessor, Rotech Medical Corporation, was the reporting entity in the first quarter of 2002, prior to transferring substantially all of its assets to Rotech Healthcare Inc., the successor reporting entity for the second quarter of 2002. The net earnings for the nine months ended September 30, 2003, was $1.7 million compared to a pro forma net loss of $121.5 million for the nine months ended September 30, 2002. Included in the prior year operating results for this time period were reorganization items of $183.8 million, the majority of which related to fresh-start reporting adjustments, and an extraordinary gain on debt discharge of $20.4 million. As a result of adopting fresh-start reporting and emerging from bankruptcy, historical financial information may not be comparable with financial information for those periods after emergence from bankruptcy. Diluted earnings per share was $.06 for the nine months ended September 30, 2003.

During the second quarter ended June 30, 2003, management completed an assessment of the depreciation estimates made on April 1, 2002, related to long-lived assets acquired from its predecessor, Rotech Medical Corporation. Based on information then available, the Company revised its depreciation policy for these assets from an aggregate of four years from the date acquired from Rotech Medical, to depreciating the assets over a period ending five years from the date the assets were originally acquired by our predecessor. The revised estimates on depreciable lives for approximately $138 million of rental property was necessary to more closely match the replacement rates of rental property acquired with its specific useful remaining life. As a result of that change in depreciation estimate, the Company recognized approximately $12.6 million for the three months ended September 30, 2003 and $40.4 million for the nine months ended September 30, 2003 in additional depreciation expense which has been included as a component of cost of sales.

Respiratory therapy equipment and services revenues represented 83.9% of total revenue for the third quarter, versus 79.3% for the third quarter of last year. Durable medical equipment (DME) revenues represented 14.8% of total revenue in the third quarter, versus 18.4% for the same period last year.

The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from this benchmark are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies. EBITDA was $46.6 million for the quarter ended September 30, 2003, versus $33.2 million for the quarter ended September 30, 2002.

Set forth below is a comparable reconciliation of the Company’s net earnings to EBITDA:

Comparable reconciliation of Net Earnings to EBITDA (Dollars in Thousands)

	Three Months Ended September 30,
	2002	2003
Net earnings	$4,433	$2,842
Cumulative effect of a change in accounting principle	—	30
Income taxes (benefit)	2,955	2,341
Interest expense	10,745	9,786
Depreciation & amortization	15,087	31,579

EBITDA	$33,220	$46,578

Philip L. Carter, President and Chief Executive Officer, commented that the restructuring plan was on track with EBITDA and EBITDA as a percent of sales increasing again in the third quarter. The planned discontinuance of non-core product offerings and low profit contracts continued in the quarter and will extend into 2004. Strong cash flows allowed the company to repay $50 million in debt at the end of the quarter to bring long-term debt down to under $400 million for the first time.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through over 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Tables to Follow

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Balance Sheets

(unaudited)

(Dollars in Thousands)

	December 31, 2002	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$28,012	$17,389
Accounts receivable, net	97,418	89,423
Other accounts receivable	2,066	1,928
Inventories	21,447	9,629
Other current assets	8,404	13,087

Total current assets	157,347	131,456

Property and equipment, net	217,364	166,394
Identifiable intangible assets, net	18,966	18,018
Other goodwill	2,316	10,100
Reorganization value in excess of value of identifiable assets—goodwill	668,923	668,938
Other assets	26,290	16,064

	$1,091,206	$1,010,970

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued liabilities	$74,877	$73,333
Current portion of long term debt	1,799	995

Total current liabilities	76,676	74,328

Deferred tax liabilities	14,987	14,987
Priority tax claim	8,957	8,494
Long term debt, less current portion	476,714	397,005
Series A Convertible Redeemable Preferred Stock	5,346	5,744

Stockholders’ equity:
Common stock	2	3
Additional paid-in capital	494,998	495,384
Retained earnings	13,526	15,025

Total stockholders’ equity	508,526	510,412

	$1,091,206	$1,010,970

Rotech Healthcare Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Predecessor Company	Successor Company
	Three Months Ended March 31, 2002	Six Months Ended September 30, 2002	Three Months Ended September 30, 2002	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2003
Net revenues	$154,750	$308,133	$153,140	$142,353	$440,637
Product and supply costs	22,513	45,557	22,416	17,378	57,730
Patient service equipment depreciation	12,147	25,736	12,873	28,188	85,423

Total cost of net revenues	34,660	71,293	35,289	45,566	143,153

Gross profit	120,090	236,840	117,851	96,787	297,484
Costs and expenses:
Provision for doubtful accounts	3,661	8,407	4,596	4,368	14,305
Selling, distribution and administrative	88,099	184,792	94,872	77,420	250,432

Total costs and expenses	91,760	193,199	99,468	81,788	264,737

Operating income	28,330	43,641	18,383	14,999	32,747
Interest expense on preferred stock				121	121
Interest (income) expense, net	(17)	22,468	10,745	9,665	29,358

Earnings before reorganization items, income taxes, extraordinary items and cumulative effect of a change in accounting principle	28,347	21,173	7,638	5,213	3,268
Reorganization items	182,291	1,494	250	—	—

(Loss) earnings before income taxes, extraordinary items and cumulative effect of a change in accounting principle	(153,944)	19,679	7,388	5,213	3,268
Federal and state income (benefit) taxes	(203)	7,871	2,955	2,341	1,515

(Loss) earnings before extraordinary items and cumulative effect of a change in accounting principle	(153,741)	11,808	4,433	2,872	1,753
Cumulative effect of change in accounting principle for mandatorily redeemable financial instruments				30	30
Extraordinary gain on debt discharge	20,441	—	—	—	—

Net (loss) earnings	(133,300)	11,808	4,433	2,842	1,723
Accrued dividends on redeemable preferred stock	—	233	113	—	225

Net (loss) earnings available for common stockholders	$(133,300)	$11,575	$4,320	$2,842	$1,498

Net earnings per common share – basic		$0.46	$0.17	$0.11	$0.06

Net earnings per common share – diluted		$0.46	$0.17	$0.11	$0.06

Weighted average shares outstanding – basic		25,000,000	25,000,000	25,003,894	25,001,303

Weighted average shares outstanding – diluted		25,200,000	25,200,000	25,766,396	25,181,725

ROTECH HEALTHCARE INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(Dollars in Thousands)

	Predecessor Company	Successor Company
	Three Months Ended March 31, 2002	Six Months Ended September 30, 2002	Three Months Ended September 30, 2002	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2003

Net (loss) earnings	$(133,300)	$11,808	$4,433	$2,842	$1,723
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Reorganization items	182,291	1,494	250	—	—
Provision for doubtful accounts	3,661	8,407	4,596	4,368	14,305
Depreciation and amortization	14,986	30,823	15,087	31,579	94,745
Deferred income taxes	—	(4,447)	(1,887)	—	(16)
Extraordinary gain on debt discharge	(20,441)	—	—	—	—
Net change in operating assets and liabilities	(13,859)	10,593	4,194	7,813	(9,637)

Net cash provided by operating activities	33,338	58,678	26,673	46,602	101,120
Net cash used by reorganization items	(8,848)	(1,494)	(250)	—	—

Net cash provided by operating activities and reorganization items	24,490	57,184	26,423	46,602	110,584

Cash flows from investing activities:
Purchases of property and equipment	(15,299)	(30,965)	(14,626)	(9,506)	(32,700)
Business acquisitions	—	(2,903)	(1,520)	—	(1,873)
(Increase) decrease in other assets	(6,929)	(363)	1,133	754	3,418

Net cash used in investing activities	(22,228)	(34,231)	(15,013)	(8,752)	(31,155)

Cash flows from financing activities:
Net proceeds from long term borrowings (payments)	483,040	—	—	—	—
Debt issuance costs	16,960	—	—	—	—
Payments of long term borrowings	—	(6,000)	(5,500)	(50,000)	(80,513)
Payments of liabilities subject to compromise/priority tax claim	(27,932)	—	—	(157)	(463)
Net proceeds from stock option exercises	—	—	—	388	388
Net proceeds from sale/lease back of vehicles	10,191	—	—	—	—
Distributions to parent company, net	(487,804)	—	—	—	—

Net cash used in financing activities	(5,545)	(6,000)	(5,500)	(49,769)	(80,588)

(Decrease) increase in cash and cash equivalents	(3,283)	16,953	5,910	(11,919)	(10,623)
Cash and cash equivalents, beginning of period	4,970	1,687	12,730	29,308	28,012

Cash and cash equivalents, end of period	$1,687	$18,640	$18,640	$17,389	$17,389